UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2013

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          (i) On July 12, 2013, the Board of Directors (the “Board”) of TG Therapeutics, Inc. (“TG”) approved an amendment (the “Weiss Amendment”) to the Restricted Stock Agreement of Michael S. Weiss, TG’s Chief Executive Officer, dated as of May 16, 2012 (the “Weiss Restricted Stock Agreement”).

Pursuant to the Weiss Amendment, the vesting schedule on page 1 of the Weiss Restricted Stock Agreement was amended by deleting the phrase “The first date that the Company achieves a Market Capitalization (as defined herein) of $300 million” and inserting the phrase “The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $300 million and (b) December 15, 2014.”

Except as modified by the Weiss Amendment and described above, the material terms of the Weiss Restricted Stock Agreement remain unchanged.

(ii) On July 12, 2013, the Board of TG also approved an amendment (the “Power Amendment”) to the Restricted Stock Agreement of Sean A. Power, TG’s Chief Financial Officer, dated as of May 16, 2012 (the “Power Restricted Stock Agreement”).

Pursuant to the Power Amendment, the vesting schedule on page 1 of the Power Restricted Stock Agreement was amended by deleting the phrase “The first date that the Company achieves a Market Capitalization (as defined herein) of $300 million” and inserting the phrase “The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $300 million and (b) December 15, 2014.”

Except as modified by the Power Amendment and described above, the material terms of the Power Restricted Stock Agreement remain unchanged.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

10.1	Amendment to Restricted Stock Agreement, dated July 12, 2013, by and between TG Therapeutics, Inc. and Michael S. Weiss.

10.2	Amendment to Restricted Stock Agreement, dated July 12, 2013, by and between TG Therapeutics, Inc. and Sean A. Power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: July 16, 2013

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment to Restricted Stock Agreement, dated July 12, 2013, by and between TG Therapeutics, Inc. and Michael S. Weiss.

10.2	Amendment to Restricted Stock Agreement, dated July 12, 2013, by and between TG Therapeutics, Inc. and Sean A. Power.

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